EXHIBIT 99.1

The Eastern Company Reports FIRST QUARTER 2024 results

•	Gross margin increases to 24% in Q1 2024 compared to 21% in Q1 2023.

•	Net income for Q1 2024 rises to $1.9 million, or $0.31 per diluted share, compared to net income of $0.6 million, or $0.10 per diluted share, for Q1 2023.

•	Backlog as of March 30, 2024 rises 22% to $97.4 million compared to $80.1 million as of December 30, 2023.

•	Solid operational foundation established in 2023 positions Eastern to take steps to further reduce costs, improve product competitiveness, deliver increased earnings, and enhance shareholder value.

SHELTON, CT – May 6, 2024 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the first fiscal quarter ended March 30, 2024.

“The many operational improvement initiatives we undertook in 2023 continued to produce results in early 2024,” said President and CEO Mark Hernandez. “We greatly improved our gross margin and earnings year over year through our relentless focus on operational excellence while revenues declined largely because distributors were continuing to work through inventories built up in response to supply chain challenges. We believe that process will soon be completed. Our drive to reduce Eastern’s inventory, down $3.5 million from year-end 2023, continued to contribute to our results and we made further progress in strengthening our balance sheet, reducing long-term debt to $43.1 million for a 1.40 senior net leverage ratio. We are very pleased with our increase in backlog, which reflects the positive impact of the many steps we have taken to enhance our relationships with key customers.”

Mr. Hernandez continued, “For 2024 and beyond, we will continue focusing on delivering good performance through our Eastern Strategy – consisting of disciplined operations, effective capital utilization, focused commercial business, and value-adding acquisitions – under the umbrella of One Eastern, through which we aim to capture the many synergies between our three operations. We have a wide array of initiatives underway to harness Eastern’s cross-functional capabilities and to use vertical integration to enable the company to achieve more than is possible by any single division. With our actions now based on a foundation of consistent earnings from operating activities, enhanced commercial relationships and a greatly strengthened balance sheet, we believe we are well positioned to reliably support our commercial vehicle customers while driving revenue growth and profitability gains.”

First Quarter 2024 Financial Results

Net sales in the first quarter of 2024 decreased 6% to $67.9 million from $72.5 million in the corresponding period in 2023. Sales declined in the first quarter of 2024 primarily due to lower demand for truck accessories and returnable transport packaging products, partially offset by increased demand for truck mirror assemblies. Our backlog as of March 30, 2024 increased 35% to $97.4 million from $72.0 million as of April 1, 2023, driven by increased orders for various truck mirror assemblies.

Gross margin as a percentage of sales was 24% in the first quarter of 2024 compared to 21% in the first quarter of fiscal 2023. Our gross margins in the first quarter of 2024 primarily reflect the impact of price increases to customers to recover increases in raw material costs and other cost savings initiatives.

Selling, general and administrative expenses decreased $0.4 million, or 4%, in the first quarter of 2024 when compared to the first quarter of 2023 primarily due to lower legal, professional, and selling costs and payroll-related expenses. In the first quarter of 2023, selling, general and administrative expenses included severance and other accrued compensation expenses of $1.8 million related to the elimination of the chief operating officer position and the departure of our previous chief executive officer.

Other income and expense of $0.0 million increased $0.6 million in the first quarter of 2024 compared to the corresponding period in 2023. The increase in other income of $0.6 million in the first quarter of 2024 was primarily driven by an unfavorable final working capital adjustment of $0.4 million related to the sale of the Greenwald business in the first quarter of 2023.

Net income for the first quarter of fiscal 2024 increased to $1.9 million, or $0.31 per diluted share, compared to net income of $0.6 million, or $0.10 per diluted share, for the comparable period in 2023. In the first quarter of 2023, net income was negatively impacted by $1.8 million in severance expenses related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer and $0.4 million related to the sale of the Greenwald business, partially offset by $0.5 million for the non-GAAP tax impact of the adjustments.

1

Adjusted net income (a non-GAAP measure) for the first quarter of fiscal 2024 was $1.9 million, or $0.31 per diluted share, compared to adjusted net income of $2.2 million, or $0.36 per diluted share, for the comparable period in 2023. Adjusted EBITDA (a non-GAAP measure) for the first quarter of fiscal 2024 was $5.2 million compared to adjusted EBITDA of $5.5 million for the 2023 period. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the first quarter of 2024 and other matters on Tuesday, May 7, 2024 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 450491. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/50436.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements contained in this press release of the Company that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•

the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;

•	delays in delivery of our products to our customers;
•

the impact of global economic conditions and rising interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status;

•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•

risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;

•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•

the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics (such as COVID-19) and epidemics, and any related Company or government policies or actions;

•

military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;

•	failure to protect our intellectual property;
•	cyberattacks; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

2

The Company is also subject to other risks identified and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Item 1A, Risk Factors, and in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the 2023 Form 10-K, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income, Adjusted Earnings Per Share and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income is defined as net income excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. Adjusted Net Income is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share is defined as earnings per share excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. We believe that Adjusted Earnings Per Share provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

3

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net sales	$67,929,087	$72,495,367
Cost of products sold	(51,732,988)	(56,997,668)
Gross margin	16,196,099	15,497,699

Product development expense	(1,359,797)	(1,401,199)
Selling and administrative expenses	(11,498,958)	(11,937,637)
Operating profit	3,337,344	2,158,863

Interest expense	(845,035)	(726,006)
Other income (expense)	10,354	(630,699)
Income before income taxes	2,502,663	802,158

Income tax expense	(555,091)	(194,845)
Net income	$1,947,572	$607,313

Earnings per share:
Basic	$0.31	$0.10

Diluted	$0.31	$0.10

Cash dividends per share:	$0.11	$0.11

4

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30, 2024	December 30, 2023
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$7,356,444	$8,299,453
Marketable Securities	2,127,735	986,477
Accounts receivable, less allowances: 2024 - $541,103; 2023 - $564,816	42,881,758	37,057,488
Inventories	55,847,071	59,272,207
Current portion of notes receivable	618,231	573,269
Prepaid expenses and other assets	6,199,897	6,047,814
Total Current Assets	115,031,136	112,236,708

Property, Plant and Equipment	61,842,148	60,270,096
Accumulated depreciation	(32,710,475)	(31,980,335)
Property, Plant and Equipment, Net	29,131,673	28,289,761

Goodwill	70,722,962	70,776,893
Trademarks	5,514,884	5,514,960
Patents and other intangibles net of accumulated amortization	14,360,192	15,325,927
Long term notes receivable, less current portion	329,970	374,932
Deferred Income Taxes	2,283,571	2,283,571
Right of Use Assets	16,521,127	17,236,449
Total Other Assets	109,732,706	111,512,732

TOTAL ASSETS	$253,895,515	$252,039,201

5

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	March 30, 2024	December 30, 2023
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$26,971,547	$25,319,473
Accrued compensation	4,636,088	5,379,381
Other accrued expenses	4,874,024	4,556,623
Current portion of operating lease liability	4,195,865	4,424,369
Current portion of finance lease liability	182,290	182,010
Current portion of long-term debt	2,871,870	2,871,870
Total Current Liabilities	43,731,684	42,733,726

Other long-term liabilities	640,724	640,724
Operating lease liability, less current portion	12,325,261	12,812,079
Finance lease liability, less current portion	696,584	728,100
Long-term debt, less current portion	40,271,398	41,063,865
Accrued postretirement benefits	565,727	554,758
Accrued pension cost	21,150,758	21,025,365
Total Liabilities	119,382,136	119,558,617

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	34,464,595	33,950,859
Issued: 9,118,031 shares as of 2024 and 9,091,815 shares as of 2023
Outstanding: 6,233,510 shares as of 2024 and 6,217,370 shares as of 2023
Treasury Stock: 2,884,521 shares as of 2024 and 2,874,445 shares as of 2023	(23,515,267)	(23,280,467)
Retained earnings	146,069,675	144,805,168
Accumulated other comprehensive loss:
Foreign currency translation	(1,023,599)	(866,599)
Unrealized gain on foreign currency swap, net of tax	403,016	-
Unrecognized net pension and postretirement benefit costs, net of tax	(21,885,041)	(22,128,377)
Accumulated other comprehensive loss	(22,505,624)	(22,994,976)
Total Shareholders’ Equity	134,513,379	132,480,584
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$253,895,515	$252,039,201

6

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 30, 2024	April 1, 2023
Operating Activities
Net income	$1,947,572	$607,313
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	1,876,124	1,814,749
Reduction in carrying amount of ROU assets	715,322	631,368
Unrecognized pension and postretirement benefits	445,218	880,421
Loss on sale of equipment and other assets	37,330	-
Provision for doubtful accounts	(23,000)	3,269
Stock compensation expense (benefit)	513,737	(49,246)
Changes in operating assets and liabilities:
Accounts receivable	(5,898,945)	(1,585,976)
Inventories	3,415,931	7,212,179
Prepaid expenses and other	(109,507)	(37,330)
Other assets	21,710	(155,055)
Accounts payable	3,601,059	(1,031,704)
Accrued compensation	(1,000,332)	(1,104,186)
Change in operating lease liability	(715,322)	(639,987)
Other accrued expenses	(1,248,705)	314,443
Net cash provided by operating activities	3,578,192	6,860,258

Investing Activities
Marketable securities	(999,960)	-
Payments received from notes receivable	-	2,233,192
Proceeds from sale of equipment	18,000	-
Purchases of property, plant, and equipment	(1,776,954)	(1,151,205)
Net cash (used in) provided by investing activities	(2,758,914)	1,081,987

Financing Activities
Payments on short term borrowings (revolver)	-	(268,249)
Principal payments on long-term debt	(792,467)	(4,858,000)
Financing leases, net	(31,236)	723,254
Purchase common stock for treasury	(234,800)	-
Dividends paid	(683,065)	(684,293)
Net cash used in financing activities	(1,741,568)	(5,087,288)

Effect of exchange rate changes on cash	(20,719)	28,538
Net change in cash and cash equivalents	(943,009)	2,883,495

Cash and cash equivalents at beginning of period	8,299,453	10,187,522
Cash and cash equivalents at end of period	$7,356,444	$13,071,017

Supplemental disclosure of cash flow information:
Interest	$831,462	$716,763
Income taxes	230,523	(59,681)

Non-cash investing and financing activities
Right of use asset	140,939	(652,914)
Lease liability	(140,939)	(328,721)

7

Adjusted Net Income and Adjusted Earnings per Share Calculation
For the Three Months ended March 30, 2024 and April 1, 2023
($000's)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net income as reported per generally accepted accounting principles (GAAP)	$1,948	$607

Earnings per share as reported under generally accepted accounting principles (GAAP):

Basic	$0.31	$0.10
Diluted	$0.31	$0.10

Adjustments:
Severance and accrued compensation	-	1,799	a
Greenwald final sale adjustment	-	390	b
Non-GAAP tax impact of adjustments (1)	-	(547)
Total adjustments (non-GAAP)	$-	$1,642

Adjusted net income	$1,948	$2,249

Adjusted earnings per share (non-GAAP):

Basic	$0.31	$0.36
Diluted	$0.31	$0.36

(1)	We estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pre-tax amount in order to calculate the non-GAAP provision for income taxes

a)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer

b)	Final settlement of working capital adjustment associated with Greenwald sale

8

Reconciliation of Non-GAAP Measures
Adjusted EBITDA Calculation
For the Three Months ended March 30, 2024 and April 1, 2023
($000's)

	Three Months Ended
	March 30, 2024	April 1, 2023

Net income as reported per generally accepted accounting principles (GAAP)	$1,948	$607

Interest expense	845	726
Provision for income taxes	555	195
Depreciation and amortization	1,876	1,815
Severance and accrued compensation	-	1,799	a
Greenwald final sale adjustment	-	390	b
Adjusted EBITDA	$5,224	$5,532

a)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer

b)	Final settlement of working capital adjustment associated with Greenwald sale

9